UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2018

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Effective February 1, 2018, Nuvectra Corporation (“Nuvectra”) entered into a Sublease Modification & Extension Agreement (the “Sublease Amendment”) with Greatbatch Ltd. (“Greatbatch”) to modify certain terms of the prior Sublease Agreement between Greatbatch and Nuvectra, dated March 14, 2016. The Sublease Amendment extends the term of the original sublease by an additional five years from the effective date and increases the subleased premises to 14,552 square feet. The Sublease Amendment also provides Nuvectra with two early termination options on each of March 31, 2020 and March 31, 2021, provided proper notices are provided to Greatbatch.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Sublease Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Sublease Modification & Extension Agreement, dated effective as of February 1, 2018, between Nuvectra Corporation and Greatbatch Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 6, 2018	NUVECTRA CORPORATION

By: /s/ Walter Z. Berger
Name: Walter Z. Berger
Title: Chief Operating Officer and Chief Financial Officer